                                                                  Exhibit (c)(2)

                                                                 c a t a l y s t



                            Private and Confidential



                               Strategic Review

                        Peritus Software Services, Inc.


                              September 29, 2000




John Scholes                                                       Robert M Dunn
The Catalyst Group                                            The Catalyst Group
St Thomas House                                               14 Kingswood Drive
7 St Thomas Street                                              Bethel, CT 06801
Winchester SO23 9HE                                                          USA
United Kingdom
                                                   Telephone:    +1 203 748 0356
Telephone:      +44 (0)1962 840 816                Fax:          +1 203 748 0757
Fax:            +44 (0)1962 840 817
                                                   e-mail: rdunn@IT-catalyst.com
e-mail         jscholes@IT-catalyst.com

                www.IT-catalyst.com
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                          (c) The Catalyst Group 2000
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
Contents                                                                    Page
--------                                                                    ----
1  Executive Summary & Recommendations                                        2

   1.1  Scope                                                                 2

   1.2  Recommendations                                                       3

2  Value Attributes                                                           4

   2.1  Key value attributes                                                  4

   2.2  Technology                                                            4

          SAMRelay & the Peritus Methodology                                  4

          CodeNine                                                            5

          Other Technologies                                                  5

          Consulting & Outsourcing Teams                                      6

          Software Asset Maintenance                                          6

   2.3  Management                                                            6

   2.4  Customers                                                             7

   2.5  Financial                                                             7

3  Opportunity Spectrum                                                       8

   3.1  Options                                                               8

   3.2  Decision Matrix                                                       10

Annexe A: Strategic Review Checklist                                          11


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(C) The Catalyst Group  2000                                              Page 1
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1 Executive Summary & Recommendations
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1.1  Scope

  This report summarizes the findings of a Strategic Review of Peritus Software Systems, Inc., carried out by The Catalyst Group during September 2000.

  The objective of the review is to explore the corporate opportunities available to Peritus, focusing on the business options, and taking into consideration the following:

  .  Stakeholder and business aspirations

  .  Technology and technical development assets

  .  Product and service capabilities

  .  Markets and potential markets

  .  Sales and marketing options

  .  Management capabilities

  .  Financial situation

  A checklist of areas covered by the review is attached at Annexe A.

  The information on which this report is based comes from

  .  dialogue between John Giordano, CEO of Peritus, and John Scholes of
     Catalyst;

  .  a meeting at Peritus in Westborough on September 12, 2000 attended by:

     o  Peritus

        .  John Giordano

        .  Ron Garabedian

        .  Eugene DiDonato

        .  Chris Bailey [technical presentation only]

     o  Catalyst

        .  John Scholes

        .  Bob Dunn

        .  Alan Hollander

  .  internal company reports;

  .  the March 2000 report on SAM Workbench by Giga Information Group

  .  SEC filings; and

  .  Catalyst's own market information and research.

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(C) The Catalyst Group  2000                                              Page 2
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1.2  Recommendations

  Two options rank highest in Catalyst's view:

  1. Re-position Peritus as an ASP, providing software maintenance fulfilment services, either directly to ISVs and/or end users, or through existing outsourcers.

  2. Seek a complementary [technology, market, geography, private] merger partner wanting a US presence and public vehicle.

  While a solution may be found which combines the benefits of both of these, the key decision for the Peritus board is to choose between:

  1. A business building route, with a potentially higher return, but taking longer at higher risk; or

  2. A corporate transaction route, with a relatively lower return, but a quicker "time to value" at lower risk.

  Catalyst's own preference is to opt for (1): re-build and re-position Peritus as an ASP, augmenting existing resources through both organic and corporate transaction means.

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(C) The Catalyst Group  2000                                              Page 3
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2  Value Attributes

2.1  Key value attributes

  .  Technology products & skills

     o  SAMRelay & the Peritus Methodology

     o  CodeNine

     o  Consulting team

     o  Other unfinished technologies

     o  "Software Asset Maintenance" as a packaged offering

  .  Management

     o  Public company experience

     o  Turn around skills

  .  Customers

  .  Financial

     o  Public company structure

        .  Appeal to a third party

        .  Ability to raise more funds

     o  Cash/liquid resources

     o  Tax loss carryforward

2.2  Technology

  SAMRelay & the Peritus Methodology

  The key to SAMRelay is that it encapsulates the methodology: any specific implementation on a particular platform is not significant. From our investigation so far, it appears that the following applies to SAMRelay:

  .  data integrity is managed for all data entries;

  .  data fields are typed and entry checked against format and range rules;

  . individual identities are managed against team participation, roles in teams and project interventions accomplished, all of which can be set up to proactively provide e-mail notification in advance of an impending action expected of an individual on a task from within some role;

  . roles have permissions and permissions are enforced. Roles are Captain, Team Member and SysAdmin. There is no hierarchical relationship across the roles. Permissions for roles on a project or task are established when that project or task is set up.

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(C) The Catalyst Group  2000                                              Page 4
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  Given that the tool can be set up for prompts against tasks, that data entry can be controlled by fields, and that role permissions can be set and enforced, it would appear that field typing, field data entry checking and role permissions can be combined to provide templates by class of project being managed.

  This may be overly optimistic, as it is not clear what kind of pain or ease there is to do the set up or prevent changes to a set up. SysAdmin is assumed to be the medium for this, with reasonable ease of use, but this needs to be confirmed.

  The important conclusion is that SAMRelay can be parameter configured within a sufficiently wide class of problems to address a significant market opportunity.

  While SAMRelay may be sold as a product, more leverage can be gained by using it as the underpinning of a service offering. As such it can be the focal point of a re-positioned business.

  CodeNine

  .  Giga's conclusions were:

     o Best suited for application analysis, mining, maintenance & re-engineering, but the market, although "lucrative", is "nascent"

     o Function point capability will not interest the market - borne out by Peritus' experience

     o Marketing: Peritus must make sure its message is targeted at the re-use or rejuvenation or extension of legacy systems in order to enable e-business -Peritus' experience is that, even doing this, there is insufficient market interest.

  .  Catalyst comments:

     o No disagreement with the basic conclusions, while echoing the experience of Peritus that CodeNine has little market appeal as a stand alone offering. but

     o Peritus should rather focus on delivery options, especially as part of a larger SAM offering.

     o CodeNine is not capable of being the focal point of a re-positioned business. Other Technologies

Other Technologies

  .  Pilators

  .  Peritus Code Analyzer

  .  Mass Change Engine

  .  Y2K technologies

  We have not investigated these technologies extensively, but there does not appear to be a technology which warrants separate consideration as a business focus at this stage.


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(C) The Catalyst Group  2000                                              Page 5
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  Consulting & Outsourcing Teams

   The Peritus headcount has been cut back severely to minimize operating losses. The core technical team left is reported to be strongly competent, but there is little bandwidth available to expand consulting or outsourcing revenues significantly, even if sales and marketing resources are added to achieve sales in the first place.

   As Peritus currently stands, it has considerable difficulty in attracting new technical - or other - staff. It will take a significant change in market perception to reverse this.

   Peritus' current small staff complement, and recent history, also acts as a severe limiter on its ability to win new outsourcing business.

  Software Asset Maintenance

   Peritus has a lot of the components of a holistic SAM offering: it needs new packaging, and augmentation of its delivery mechanisms.

        [Chart appears here listing outsourcing services (SAM SP Service and SAM IS Service), Products (CodeNine and SAM Relay) and Other Offerings (Peritus
Methodology: Licensing, Training and Consulting, and Product: Training, Maintenance and Consulting).]

2.3  Management

  .  Very strong public company administration team

  .  Clearly demonstrated turn around capability

  .  Limited sales and marketing resource

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(C) The Catalyst Group  2000                                              Page 6
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2.4  Customers

  . While Peritus has some excellent names on its customer list, and significant current revenues out of some of them, there is insufficient consistent revenue from the base to make access to that base the focal point of a transaction.

  . There may well be, however, an opportunity to convert some of the base into more consistent buyers of Peritus services with a re-postioned offering
     - at least sufficient to establish early reference accounts.

2.5  Financial

  .  Public company structure

     o Appeal to a third party, perhaps particularly to non-US private companies seeking a US presence and public listing. For non-US companies in the IT infrastructure sector particularly, strong presence in the US is essential to success. As an example, Catalyst is aware of at least
        10 private Indian IT companies, many of them with expertise in Peritus' domain, which have near-term plans for a NASDAQ IPO.

     o  Ability to raise more funds

  .  Cash/liquid resources

  .  Tax loss carryforward

  . Given the extensive financial analyses presented by John Giordano at our September 12 meeting, we have not at this stage carried out separate analyses.

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(C) The Catalyst Group  2000                                              Page 7
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3  Opportunity Spectrum

3.1   Options

  1.  Continue as now: no change.

      .  Equivalent to walking away from the problem - not really an option.

  2.  Liquidate the company & extract cash.

      .  Known process, return & risks

  3.  Sell product lines, not company, for cash or royalty stream.

      . Doubtful whether there will be buyers for the product lines as they stand, at least at a decent price.

      .  Any deal at a decent price is likely to be royalty stream based.

      . The company shell may stay in existence to administer the receipt and paying out of the royalty streams.

  4. Ramp up current business, keeping the current delivery model, by augmenting sales and marketing, and expanding geographically: current offering into expanded market.

      .  Keeps product - services mix as is.

      .  Unsound, given doubts about the base available to build from.

      .  Poor return on investment.

  5. Buy complementary assets to flesh out the offering, again keeping the current delivery model: expanded offering into current market.

      .  Keeps product - services mix as is.

      . Will need to use predominantly cash until a better value for the paper is established, and may well consume all available cash.

      .  Little point unless coupled with sales & marketing ramp up.

  6.  Both (4) & (5): expanded offering into expanded market.

      .  Possible, but misses key market dynamic.

  7. Re-position Peritus as an ASP, providing software maintenance fulfilment services, either directly to ISVs and/or end users, or through existing outsourcers.

      . Peritus will host SAMRelay itself and provide subscription priced, service level agreeement based access to its customers. This will be augmented by value-added professional services.

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(C) The Catalyst Group  2000                                              Page 8
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      .  There are three routes to market:

         o  Service the outsourcers [to both ISVs and end users].

         o Service the ISVs [who may themselves turn into ASPs servicing end users].

         o  Service the end users.

      .  Plays to Peritus' proven strengths, but needs augmented resources.

      .  Finesses the need for significant sales & marketing ramp up.

      .  Rides current fashion trends.

      .  Takes advantage of the scarcity of talent available to its customers.

      . Ideally, secure necessary complementary resources from a company which gains benefit from (8).

      .  Value kickers on announcement, transactions(s), and downstream.

      .  Catalyst's recommended route if building the business is selected.

  8. Seek a complementary [technology, market, geography, private] merger partner wanting a US presence and public vehicle.

      . The focus is on the corporate transaction, rather than the resulting business.

      . Could gain benefit from the current private equity downturn by appealing to early stage private companies not securing expansion capital.

      .  Ideally fulfils (7) as well.

      .  Rocket is a special case of this option, with specific value drivers.

      . Value kicker to current shareholders is more significant at the transaction rather than downstream.

      . Catalyst's recommended route if securing an "exit" transaction is selected.

  9. Use public vehicle with cash & fund raising capability as a pure investment vehicle.

      .  Doesn't play to the current management team's experience.

      . Even with an "ideal" management team, it will have less appeal in a crowded market than a fresh special purpose vehicle.

 10. Treat the company as a cash shell, and seek a non-complementary reverse partner.

      . As (8), but discounts significantly the value of the current business assets, which will need to be sold off as is.

      .  Harder for the current management team to negotiate for optimum value.

 11. Buy distressed private companies for turn-around potential [do it all again...].

      .  Could be a means of securing resources for an earlier option.

      .  Does management have the appetite [and sufficiently thick skulls]?

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(C) The Catalyst Group  2000                                              Page 9
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3.2  Decision Matrix

                                                                                        Potential
             Option               Time               Cost               Risk             Return                     Rating
--------------------------------------------------------------------------------------------------------------------------
   1  Continue                      H                  L                  L                  L                           5
--------------------------------------------------------------------------------------------------------------------------
   2  Liquidate                     L                  L                  L                  M                           2
--------------------------------------------------------------------------------------------------------------------------
   3  Sell product                  M                  L                  H                  L                           4
      lines/retain shell
--------------------------------------------------------------------------------------------------------------------------
   4  Ramp up as is                 H                  H                  H                  L                           5
--------------------------------------------------------------------------------------------------------------------------
   5  Buy complementary             H                  M                  M                  L                           4
      products
--------------------------------------------------------------------------------------------------------------------------
   6  Ramp up &                     H                  H                  H                  M                           3
      Flesh out
--------------------------------------------------------------------------------------------------------------------------
   7  ASP                           M                  M                  M                  H                           1
--------------------------------------------------------------------------------------------------------------------------
   8  Complementary merger          L                  M                  L                  M                           1
--------------------------------------------------------------------------------------------------------------------------
   9  Pure investment               H                  M                  H                  H                           4
      vehicle
--------------------------------------------------------------------------------------------------------------------------
  10  Cash shell                    L                  L                  L                  M                           3
--------------------------------------------------------------------------------------------------------------------------
  11  Buy &                         H                  H                  H                  M                           4
      Turn around
--------------------------------------------------------------------------------------------------------------------------

L = low; M = medium; H = high

1 = best; 5 = worst
Time = time to significant value increase

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(C) The Catalyst Group  2000                                             Page 10
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Annexe A: Strategic Review Checklist
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1.  Shareholder aspirations

    a.  Current shareholding

    b.  Return requirements:

          Income

          Capital appreciation

          Timescales

          Liquidity

2.  Business aspirations

    a.  Current position

    b.  Immediate needs & goals

    c.  Longer-term view

          Growth

          Profitability

          Lifestyle attributes

3.  Technology assets

    a.  Expertise

    b.  Products

    c.  Technology

4.  Development facilities

    a.  In-house

    b. Contracted

5.  Markets and potential

    a.  Technology focus

    b.  Market focus

    c.  Current

    d.  Future

6.  Products/services capabilities

    a.  Product marketing and selling

    b.  Consulting

    c.  Customer support

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(C) The Catalyst Group  2000                                             Page 11
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    d.  Reselling

    e.  Others?

    f.  Development of any/all of these by:

          Organic means

          Acquisition

          Licensing

7.  Sales and marketing options

    For each line of business:

          Direct

          Indirect

          Resellers

          Sis

          Licensing/OEM

          Publishing

          Domestic

          International

8.  Financial situation

    a.  Current position:

          Income statement

          Balance sheet

          Cash

    b.  Business Plan

    c.  Funding needs

9.  Management functions

    a.  Current roles

    b.  Needs

    c.  Gaps

10. Actions: Next steps

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(C) The Catalyst Group  2000                                             Page 12